EX-99.77C - Safeco Common Stock Trust

A special meeting of the  shareholders of the Safeco Growth  Opportunities  Fund
(the "Fund"), a series Fund of the Safeco Common Stock Trust, was held on December 8, 2004. By a vote of 10,391,447 to 401,218, the shareholders of the Fund approved a Plan of Reorganization whereby shareholders of the Fund agreed to merge into the Pioneer Growth Opportunities Fund by exchanging their shares for shares of the Pioneer Growth Opportunities Fund. By a vote of 10,419,361 to 370,162, the shareholders of the Fund also approved the interim advisory agreement between Pioneer Investment Management, Inc. and the Fund.

A special meeting of the shareholders of the Safeco Balanced Fund (the "Fund"), a series Fund of the Safeco Common Stock Trust, was held on December 8, 2004. By a vote of 1,165,052 to 9,304, the shareholders of the Fund approved a Plan of Reorganization whereby shareholders of the Fund agreed to merge into the Pioneer Balanced Fund by exchanging their shares for shares of the Pioneer Balanced Fund. By a vote of 1,166,803 to 4,101, the shareholders of the Fund also approved the interim investment advisory agreement between Pioneer Investment Management, Inc. and the Fund.

A special meeting of the shareholders of the Safeco Core Equity Fund (the "Fund"), a series Fund of the Safeco Common Stock Trust, was held on December 8, 2004. By a vote of 21,647,998 to 726,739, the shareholders of the Fund approved a plan of reorganization whereby shareholders of the Fund agreed to merge into the Pioneer Fund by exchanging their shares for shares of the Pioneer Fund. By a vote of 21,712,687 to 670,928, the shareholders of the Fund also approved the interim advisory agreement between Pioneer Investment Management, Inc. and the Fund.

A special meeting of the shareholders of the Safeco International Stock Fund (the "Fund"), a series Fund of the Safeco Common Stock Trust, was held on December 8, 2004. By a vote of 2,215,685 to 18,037, the shareholders of the Fund approved a plan of reorganization whereby shareholders of the Fund agreed to merge into the Pioneer International Equity Fund by exchanging their shares for shares of the Pioneer International Equity Fund. By a vote of 2,215,332 to 17,960, the shareholders of the Fund also approved the interim advisory agreement between Pioneer Investment Management, Inc. and the Fund.

A special meeting of the shareholders of the Safeco Large-Cap Growth Fund (the "Fund"), a series Fund of the Safeco Common Stock Trust, was held on December 8, 2004. By a vote of 640,909 to 7,067, the shareholders of the Fund approved a plan of reorganization whereby shareholders of the Fund agreed to merge into the Pioneer Growth Shares by exchanging their shares for shares of the Pioneer Growth Shares. By a vote of 640,921 to 7,055, the shareholders of the Fund also approved the interim advisory agreement between Pioneer Investment Management, Inc. and the Fund.

A special meeting of the shareholders of the Safeco Large-Cap Value Fund (the "Fund"), a series Fund of the Safeco Common Stock Trust, was held on December 8, 2004. By a vote of 5,114,247 to 198,758, the shareholders of the Fund approved a plan of reorganization whereby shareholders of the Fund agreed to merge into the Pioneer Value Fund by exchanging their shares for shares of the Pioneer Value Fund. By a vote of 5,128,137 to 188,927, the shareholders of the Fund also approved the interim advisory agreement between Pioneer Investment Management, Inc. and the Fund.

A special meeting of the shareholders of the Safeco Multi-Cap Core Fund (the "Fund"), a series Fund of the Safeco Common Stock Trust, was held on December 8, 2004. By a vote of 2,174,236 to 76,392, the shareholders of the Fund approved a plan of reorganization whereby shareholders of the Fund agreed to merge into the Pioneer Mid Cap Value Fund by exchanging their shares for shares of the Pioneer Mid Cap Value Fund. By a vote of 2,181,615 to 67,360, the shareholders of the Fund also approved the interim advisory agreement between Pioneer Investment Management, Inc. and the Fund.

A special meeting of the shareholders of the Safeco Small-Cap Value Fund (the "Fund"), a series Fund of the Safeco Common Stock Trust, was held on December 8, 2004. By a vote of 2,204,831 to 59,184, the shareholders of the Fund approved a plan of reorganization whereby shareholders of the Fund agreed to merge into the Pioneer Small Cap Value Fund by exchanging their shares for shares of the Pioneer Small Cap Value Fund. By a vote of 2,207,554 to 60,375, the shareholders of the Fund also approved the interim advisory agreement between Pioneer Investment Management, Inc. and the Fund.